EXHIBIT 99.2

NETWORK ASSOCIATES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months	Three Months	Three Months	Three Months	Year Ended
	Ended March 31,	Ended June 30,	Ended September 30,	Ended December 31,	December 31,
	2003	2003	2003	2003	2003
Net Revenue	$219,314	$217,025	$227,775	$272,222	$936,336
Cost of net revenue	31,920	33,367	34,500	38,470	138,257
Amortization of purchase technology	1,741	2,776	3,435	3,417	11,369

Gross Profit	185,653	180,882	189,840	230,335	786,710
Operating Costs and Expenses:
Research & development (1)	46,430	44,952	46,705	46,519	184,606
Marketing & sales (2)	88,941	86,759	91,405	96,201	363,306
General & administrative (3)	27,885	28,761	29,042	30,137	115,825
Restructuring	15,781	6,826	257	(660)	22,204
Restatement	—	955	7,381	542	8,878
In-Process research and development	—	6,600	—	—	6,600
Amortization of intangibles	5,011	3,721	3,637	3,268	15,637
Acquisition Retention Bonuses and Severance	—	1,299	1,320	1,382	4,001

Total operating costs and expenses	184,048	179,873	179,747	177,389	721,057
Income from operations	1,605	1,009	10,093	52,946	65,653
Interest and other income	5,596	4,064	4,397	2,388	16,445
Interest expense on convertible debt	(3,171)	(2,034)	(1,222)	(1,116)	(7,543)
Loss on redemption of debt	(2,591)	(136)	—	—	(2,727)
Gain on sale of assets	37	—	—	—	37
Gain on sale of securities	—	—	—	1,260	1,260

Income before provision for income taxes and cumulative change in accounting principle	1,476	2,903	13,268	55,478	73,125
Provision for income taxes	144	412	2,494	10,170	13,220

Income before cumulative change in accounting principle	1,332	2,491	10,774	45,308	59,905
Cumulative effect on change in accounting principle, net of tax	11,142	—	—	(805)	10,337

Net income	$12,474	2,491	10,774	44,503	70,242

Net income per share — basic	$0.08	$0.02	$0.07	$0.28	$0.44
Net income per share — diluted	$0.08	$0.02	$0.07	$0.26	$0.43

Shares used in per share calculation — basic	159,552	160,341	160,347	161,080	160,338
Shares used in per share calculation — diluted	165,366	164,608	164,141	184,144	164,489

(1) Includes stock-based compensation charges of $742, $576, $2,202 , $1,637 and $5,157 for three months ended March 31, 2003, June 30, 3003, September 30, 2003, December 31, 2003 and year ended December 31, 2003, respectively.

(2) Includes stock-based compensation charges of $256, $158, $2,795, $1,856 and $5,065 for three months ended March 31, 2003, June 30, 3003, September 30, 2003, December 31, 2003 and year ended December 31, 2003, respectively.

(3) Includes stock-based compensation charges of $969, $225, $839, $252 and $2,285 for three months ended March 31, 2003, June 30, 3003, September 30, 2003, December 31, 2003 and year ended December 31, 2003, respectively.

NETWORK ASSOCIATES, INC.
PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months	Three Months	Three Months	Three Months	Year Ended
	Ended March 31,	Ended June 30,	Ended September 30,	Ended December 31,	December 31,
	2003	2003	2003	2003	2003
Net Revenue	$219,314	$217,025	$227,775	$272,222	$936,336
Cost of net revenue	31,920	33,367	34,500	38,470	138,257
Amortization of purchase technology	—	—	—	—	—

Gross Profit	187,394	183,658	193,275	233,752	798,079
Operating costs and expenses:
Research & development	45,688	44,376	44,503	44,882	179,449
Marketing & sales	88,685	86,601	88,610	94,345	358,241
General & administrative	26,916	28,536	28,203	29,885	113,540
Restructuring	—	—	—	—	—
Restatement	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Acquisition Retention Bonuses and Severance	—	—	—	—	—

Total operating costs and expenses	161,289	159,513	161,316	169,112	651,230

Income from operations	26,105	24,145	31,959	64,640	146,849
Interest and other income	5,596	4,064	4,397	2,388	16,445
Interest expense on convertible debt	—	—	—	—	—

Income before provision for income taxes and cumulative effect of change in accounting principle	31,701	28,209	36,356	67,028	163,294
Provision for income taxes	7,925	7,052	9,089	16,757	40,823

Income before cumulative effect of change in accounting principle	23,776	21,157	27,267	50,271	122,471
Cumulative effect on change in accounting principle	—	—	—	—	—

Net income	$23,776	21,157	27,267	50,271	122,471

Net income per share — diluted	$0.13	$0.12	$0.15	$0.27	$0.67

Shares used in per share calculation — diluted	184,461	183,700	183,233	184,144	183,581

Note: The above share calculations treat outstanding convertible debt on an as-converted bases, resulting in an increase of 19.1 million shares throughout 2003 and for the twelve months ended December 31, 2003.

The accompanying reconciliation of pro forma statements of operations to the condensed statements of operations is an integral part of the above pro forma financial information. The company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

NETWORK ASSOCIATES, INC.
RECONCILIATION OF PRO FORMA STATEMENT OF OPERATIONS TO THE
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months	Three Months	Three Months	Three Months	Year Ended
	Ended March 31,	Ended June 30,	Ended September 30,	Ended December 31,	December 31,
	2003	2003	2003	2003	2003
Network Associates, Inc. pro forma Net Income	$23,776	$21,157	$27,267	$50,271	$122,471
Amortization of purchased technology	(1,741)	(2,776)	(3,435)	(3,417)	(11,369)
Amortization of intangibles	(5,011)	(3,721)	(3,637)	(3,268)	(15,637)
Stock compensation charge	(1,967)	(959)	(5,836)	(3,745)	(12,507)
Restructuring charge	(15,781)	(6,826)	(257)	660	(22,204)
Restatement charge	—	(955)	(7,381)	(542)	(8,878)
In-process research and development	—	(6,600)	—	—	(6,600)
Acquisition retention bonuses and severance	—	(1,299)	(1,320)	(1,382)	(4,001)
Interest expense on convertible debt	(3,171)	(2,034)	(1,222)	(1,116)	(7,543)
Gain (loss) on sale of securities	—	—	—	1,260	1,260
Gain (loss) on sale of assets and technology	37	—	—	—	37
Gain (loss) on redemption of debt	(2,591)	(136)	—	—	(2,727)
Income tax benefits	7,781	6,640	6,595	6,587	27,603
Cumulative effect of change in accounting principle	11,142	—	—	(805)	10,337

Network Associates, Inc. consolidate net income	12,474	2,491	10,774	44,503	70,242
Net income per share — diluted	$0.08	$0.02	$0.07	$0.26	$0.43
Shares used in per share calculation — diluted	165,366	164,608	164,141	184,144	164,489